                             SCHEDULE 14A TEMPLATE

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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                      Auburn National Bancorporation, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:




Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                        April 12, 2002

TO OUR SHAREHOLDERS:

     You are cordially invited to attend the 96th Annual Meeting of Shareholders of Auburn National Bancorporation, Inc., to be held at the AuburnBank Center, 132 North Gay Street, Auburn, Alabama, on Tuesday, May 14, 2002, at 3:00 p.m., Local Time (the "Meeting").

     The Notice of Meeting, Proxy Statement, Proxy, and 2001 Annual Report are enclosed. We hope you can attend and vote your shares in person. In any case, please complete the enclosed Proxy and return it to us. This action will ensure that your preferences will be expressed on the matters that are being considered. If you attend the Meeting, you may vote your shares in person even if you have previously returned your Proxy.

     Prior to the meeting, a reception will be held from 2:30 p.m. until 3:00 p.m. in the AuburnBank Center. We hope you can join us!

     We thank you for your support this past year, and request that you review our Annual Report. If you have any questions about the Proxy Statement or the Annual Report, please call or write us.

                                             Sincerely,

                                             /s/ E. L. Spencer, Jr.
                                             ---------------------------
                                             E. L. Spencer, Jr.
                                             Chairman of the Board
                                             and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 14, 2002

     Notice is hereby given that the 2002 Annual Meeting of Shareholders of Auburn National Bancorporation, Inc. (the "Company") will be held at the AuburnBank Center, 132 North Gay Street, Auburn, Alabama, on Tuesday, May 14, 2002, at 3:00 p.m., Local Time (collectively, with any adjournments or postponements thereof, the "Meeting"), for the following purposes:

1. To elect six directors to the Board of Directors, who shall serve until the next annual meeting and until their successors have been elected and qualified;

2. To consider and vote upon the ratification of the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2002; and

3.   To transact such other business as may properly come before the Meeting.

     Only shareholders of record at the close of business on February 28, 2002, are entitled to notice of and to vote at the Meeting. All shareholders, whether or not they expect to attend the Meeting in person, are requested to complete, date, sign and return the enclosed Proxy in the accompanying envelope.

     Also enclosed is a copy of the Company's 2001 Annual Report.


                              By Order of the Board of Directors

                              /s/ C. Wayne Alderman
                              ---------------------------
                              C. Wayne Alderman
                              Secretary

April 12, 2002


  PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO
                  THE TRANSFER AGENT IN THE ENVELOPE PROVIDED.
              IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON BY
             WRITTEN BALLOT IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY
                              RETURNED YOUR PROXY.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 14, 2002

                                  INTRODUCTION

General

     This Proxy Statement is being furnished to the shareholders of Auburn National Bancorporation, Inc. (the "Company"), a Delaware corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), in connection with the solicitation of proxies by the Company's Board of Directors from holders of the outstanding shares of the Company's $.01 par value Common Stock ("Common Stock") for the 2002 Annual Meeting of Shareholders of the Company (collectively, with any adjournments or postponements thereof, the "Meeting"). Unless the context otherwise requires, the term "Company" shall include the Company's subsidiary, AuburnBank (the "Bank").

     The Meeting is being held to consider and vote upon: (i) the election of six directors to the Board of Directors, who shall serve until the next annual meeting and until their successors are elected and qualified; (ii) the ratification of the appointment of KPMG LLP ("KPMG") as independent auditors for the Company for the fiscal year ending December 31, 2002; and (iii) such other matters as may properly come before the Meeting.

     The Company's Board of Directors knows of no business that will be presented for consideration at the Meeting other than the matters described in this Proxy Statement.

     The Proxy Statement and Proxy are first being mailed on or about April 12, 2002, to Company shareholders of record as of the close of business on February 28, 2002 (the "Record Date"). The 2001 Annual Report (the "Annual Report"), including financial statements for the fiscal year ended December 31, 2001, accompanies this Proxy Statement.

     Each shareholder is entitled to one vote on each proposal per share of Common Stock held as of the Record Date. In determining whether a quorum exists at the Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions (including votes to withhold authority to vote in certain cases), with respect to the proposal receiving the most such votes, will be counted. Under Delaware law, the vote required for the election of directors is a plurality of the votes cast by the shares present in person or represented by proxy at the Meeting and entitled to vote for the election, provided a quorum is present. Consequently, with respect to the election of directors, abstentions and broker non-votes will not be counted in the base number of votes to be used in determining whether the proposal has received the requisite number of votes for approval. The ratification of the appointment of KPMG as independent auditors requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting, provided a quorum is present. Consequently, with respect to this proposal, abstentions and broker non-votes will be counted in the base number of votes to be used in determining whether the proposal has received the requisite number of votes for approval and will count as votes against the proposal.

     The Company's principal executive offices are located at 100 N. Gay Street, Auburn, Alabama 36830. The Company's telephone number at such offices is (334) 821-9200.

Record Date, Solicitation and Revocability of Proxies

     The Record Date for the Meeting has been set as the close of business on February 28, 2002. Accordingly, only holders of record of shares of Common Stock on the Record Date will be entitled to vote at the Meeting. At the close of business on such date, there were approximately 3,894,618 shares of Common Stock issued and outstanding, which were held by approximately 475 shareholders of record. See "Principal Shareholders."

     Shares of Common Stock represented by a properly executed Proxy, if such Proxy is received in time and is not revoked, will be voted at the Meeting in accordance with the instructions indicated in such Proxy. If no instructions are indicated, such shares of Common Stock will be voted "FOR" the election of all nominees for director named in the Proxy, "FOR" the ratification of the appointment of KPMG as the Company's independent auditors, and in the judgment of the Proxies named on the Proxy with respect to all proper matters that may come before the Meeting.

     A shareholder who has given a Proxy may revoke it at any time prior to its exercise at the Meeting by either (i) giving written notice of revocation to the Company's Secretary, (ii) properly submitting to the Company a duly executed Proxy bearing a later date, or (iii) appearing in person at the Meeting and voting in person by written ballot. All written notices of revocation or other communications with respect to revocation of Proxies should be addressed as follows: Auburn National Bancorporation, Inc., P.O. Box 3110, Auburn, Alabama 36831-3110, Attention: C. Wayne Alderman, Secretary.


                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

General

     The Meeting is being held to elect six directors to serve one-year terms of office expiring at the Company's 2003 Annual Meeting of Shareholders and until their successors have been elected and qualified. All nominees presently serve as directors of the Company and the Bank. Proxies cannot be voted for a greater number of persons than the number of nominees specified herein. Cumulative voting for directors is not permitted.

     All shares represented by valid Proxies received and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the Proxies will be voted for the election of the six nominees listed below. In the unanticipated event that any nominee is unable to serve, the persons designated as Proxies will cast votes for the remaining nominees and for such other replacements as may be nominated by the Company's Board of Directors.

     The affirmative vote of the holders of shares of Common Stock representing a plurality of the votes cast by the shares entitled to vote in the election at the Meeting, at which a quorum is present, is required for the election of the directors listed below.

     The nominees have been nominated by the Company's Board of Directors, and the Board unanimously recommends a vote "FOR" the election of all six nominees listed below.

Information about Nominees for Director

     The following information relating to age, as of February 28, 2002, and directorships in other companies, positions with the Company and the Bank, principal employment, and Common Stock owned beneficially, as of February 28, 2002, has been furnished by the respective nominees. Except as otherwise indicated, each nominee has been or was engaged in his or her present or last principal employment, in the same or a similar position, for more than five years.

Nominee, Age, and Year First Elected    Information About Nominee                           Shares of Common Stock
as a Director                                                                               Beneficially Owned and
                                                                                            Percentage of Outstanding (1)

E. L. Spencer, Jr.(71)                  Director of the Company and the Bank; Chairman of       674,405 (2)
Elected to Bank Board: 1975             the Company's and Bank's Board of Directors since        17.32%
Elected to Company Board: 1984          1984 and 1980, respectively; Chief Executive
                                        Officer of the Company since 1990;
                                        formerly Chief Executive Officer of the
                                        Bank from 1990-2000; President of
                                        Spencer Lumber Company since 1970;
                                        Director of East Alabama Medical Center.

Emil F. Wright, Jr. (65)                Director of the Company and the Bank; Vice              396,324 (3)
Elected to Bank Board:  1973            Chairman of the Company and the Bank since 1991;          10.18%
Elected to Company Board:  1984         former attorney practicing with Samford, Denson,
                                        Horsley, & Pettey; formerly ophthalmologist
                                        practicing with the  Medical Arts Eye Clinic
                                        1971-1997.

Terry W. Andrus (50)                    Director of the Company and Bank; President and             900
Elected to Bank Board: 1991             Chief Executive Officer of the East Alabama                0.02%
Elected to Company Board: 1998          Medical Center since 1984; Director of Blue
                                        Cross/Blue Shield of Alabama.

J.E. Evans (60)                         Director of the Company and the Bank; Owner of           18,000
Elected to Bank Board:  1986            Evans Realty  since 1970; President of J&L                 0.46%
Elected to Company Board: 1997          Contractors, Inc. since 1976.

Anne M. May (51)                        Director of the Company and the Bank; Partner,           28,695 (4)
Elected to Bank Board:  1982            Machen, McChesney & Chastain, Certified Public             0.74%
Elected to Company Board:  1990         Accountants, since 1973.

Robert W. Dumas (48)                    Director of the Company and the Bank; Chief              29,036
Elected to Bank Board:  1997            Executive Officer of the Bank since 2001;                  0.75%
Elected to Company Board: 2001          President and Chief Lending Officer of the Bank
                                        since 1998; formerly Senior Vice President
                                        (Commercial and Consumer Lending) of the Bank
                                        since 1988; employed by the Bank since 1984.


All Directors and Executive                                                                   1,234,215 (5)
Officers as a Group                                                                               31.69%

----------------------------

(1) Information relating to beneficial ownership of Common Stock by directors is based upon information furnished by each person using "beneficial ownership" concepts set forth in rules of the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial ownership. Accordingly, nominees are named as beneficial owners of shares as to which they may disclaim any beneficial interest. Except as indicated in other notes to this table describing special relationships with other persons and specifying shared voting or investment power, directors possess sole voting and investment power with respect to all shares of Common Stock set forth opposite their names.

(2) Includes 15,000 shares held by Mr. Spencer's wife, as to which Mr. Spencer may be deemed to have shared voting and investment power.

(3) Includes 29,400 shares held by DTS, a company in which Mr. Wright is a partner, as to which Mr. Wright may be deemed to have shared voting and investment power, and as to which Mr. Wright disclaims beneficial ownership of 29,106 shares. Also includes 4,500 shares held for the benefit of Mr. Wright by Medical Arts Eye Clinic, PC

     Money Purchase Pension Plan, and 48,654 shares held by Mr. Wright's wife, as to which Mr. Wright may be deemed to have shared voting and investment power.

(4) Includes 493 shares held by Ms. May's daughter, as to which Ms. May may be deemed to have shared voting and investment power.

(5)  Includes Company and Bank Directors and Executive Officers of the Bank.

     Other than set forth above, no "persons" (as that term is defined by the SEC) other than E.L. Spencer, Jr. and Emil F. Wright, Jr. are known by the Company to be the beneficial owners of more than 5% of the Common Stock, the Company's only class of voting securities, as of the Record Date.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Board of Directors held six meetings during 2001 and has seven standing committees: the Executive Committee, the Proxy Committee, the Personnel and Salary Committee, the Audit and Compliance Committee, the Strategic Planning Committee, the Stock Option Committee and the Nominating Committee. The Bank's Board of Directors held twelve meetings during 2001 and has the following standing committees separate from the Company: the Audit and Compliance Committee, the Property Committee, the Executive Committee, the Loan Committee, the Asset Liability Committee, the Personnel and Salary Committee, IT/IS Steering Committee and the Strategic Planning Committee. All directors attended at least 75% of all meetings of the Company's and the Bank's Board and each committee on which they served.

     The Company's Executive Committee is authorized to act in the absence of the Board of Directors on certain matters that require Board approval. E. L. Spencer, Jr., Anne M. May, and Emil F. Wright, Jr. constitute the current members of this committee. This committee held three meetings during 2001.

     The Proxy Committee is authorized to act on behalf of Company shareholders when authorized by Proxy. E.L. Spencer, Jr., Emil F. Wright, Jr., and Terry W. Andrus constitute the current members of this committee. This committee met once in 2001.

     The Personnel and Salary Committee makes recommendations to the Board of Directors with respect to the compensation of executive officers and employees of the Company and the Bank. Anne M. May, Emil F. Wright, Jr., and Terry W. Andrus constitute the current members of this committee. This committee met three times during 2001.

     The Strategic Planning Committee evaluates potential acquisitions and the Company's long range goals and oversees the planning process for the officers and directors strategic planning sessions. E.L. Spencer, Jr., Anne M. May, and Robert W. Dumas, constitute the current members of this committee. This committee met three times during 2001.

     The Audit and Compliance Committee ("Audit Committee") is composed of three Directors. No Audit Committee member serves as an officer of the Company or the Bank. All of the Audit Committee members are "Independent Directors" as such term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards. The Company's Board of Directors has adopted a written charter for the Audit Committee. Under this written charter, the Audit Committee is authorized to make an examination of the affairs of the Company and the Bank and to report such examinations to the Board and is responsible for reviewing the reports of any independent certified public accountants' examinations and reporting to the Board on such examinations. Terry
W. Andrus, J.E. Evans and Bank Director David Housel constitute the current members of this committee. This committee met twelve times in 2001.

     The Stock Option Committee administers the Company's Long-Term Incentive Plan adopted by the shareholders at the 1994 Annual Meeting. The committee consists of at least three Company directors, none of whom while a member of the Committee shall be eligible to participate in the Plan. Anne M. May, Emil F. Wright, Jr., and Terry W. Andrus constitute the current members of this committee. This committee met once in 2001.

     The Nominating Committee serves for the purpose of nominating persons to serve on the Board of Directors and held one meeting in such capacity in 2001. E.L. Spencer, Jr., Robert W. Dumas, Anne M. May, Emil F. Wright, Jr., J.E.

Evans and Terry W. Andrus constitute the current members of this committee. Shareholders entitled to vote for the election of directors may also nominate candidates for the Board, provided they comply with the nomination procedures set forth in the Company's Certificate of Incorporation.

     Members of the Boards of Directors are paid $400 for each Board meeting attended. For his services as such, the Chairman of the Company's and the Bank's Board of Directors is paid $800 for each Board meeting attended. In addition to Board meeting fees, members of the Loan Committee and members of the Audit Committee receive $900 per year for serving on each of these committees. Members of the Personnel and Salary Committee, IT/IS Steering Committee and Asset Liability Committee receive $75 per meeting attended. The Chairman of the Audit Committee receives $150 per meeting, and the Chairman of the Personnel and Salary Committee receives $150 per meeting. Total Bank and Company directors' fees and annual bonuses of $138,925 were paid or earned during 2001.


                               EXECUTIVE OFFICERS

General

     The following lists the executive officers of the Company and the Bank, their ages as of the Record Date, and respective offices held by them, the period each such position has been held, and a brief account of their business experience for the past five years. Executive officers are appointed annually at a meeting of the respective Boards of Directors of the Company and the Bank in January to serve for one year and until successors are chosen and qualified.

Name and Age of Executive Officers   Information About Executive Officers
of the Company and the Bank

E.L. Spencer, Jr. (71)               Director of the Company and the Bank;
                                     Chairman of the Company's and Bank's Board of Directors since 1984 and 1980, respectively; Chief Executive Officer of the Company since 1990; formerly Chief
                                     Executive Officer of the Bank from
                                     1990-2000; President of Spencer Lumber
                                     Company since 1970.

Robert W. Dumas (48)                 Director of the Company and the Bank; Chief
                                     Executive Officer of the Bank since 2001;
                                     President and Chief Lending Officer of the
                                     Bank since 1998; formerly Senior Vice
                                     President (Commercial and Consumer Lending) of the Bank since 1988; employed by the Bank since 1984

O.D. Alsobrook, III (50)             City President, Opelika Branch, and Senior
                                     Vice President of the Bank since 1990.

Terrell E. Bishop (65)               Senior Vice President and Chief Mortgage
                                     Lending Officer of the Bank since 1991.

James E. Dulaney (43)                Senior Vice President (Commercial and
                                     Consumer Lending) of the Bank since 1998;
                                     formerly Vice President (Commercial and
                                     Consumer Lending) of the Bank since 1993.

Jo Ann Hall (52)                     Senior Vice President and Chief Operations
                                     Officer of the Bank since 1994; various
                                     other positions with the Bank since 1974.

Tommy Johnson (54)                   Senior Vice President (Commercial and
                                     Consumer Lending) and Senior Lending
                                     Officer of the Bank since 2001; formerly
                                     Vice President (Commercial and Consumer
                                     Lending) of the Bank since 1999.

Eddie Smith (44)                     Senior Vice President (Commercial and
                                     Consumer Lending) of the Bank since 2001;
                                     formerly Vice President (Commercial and
                                     Consumer Lending) of the Bank since 1999.

Summary Compensation of Executive Officers

     The following table sets forth certain information regarding compensation paid or to be paid by the Company or the Bank to its most highly compensated executive officers for 2001, 2000, and 1999. The Company has not granted any stock options or stock appreciation rights and has not made any payouts under any long-term incentive plan.

                           Summary Compensation Table
                               Annual Compensation

Name and                                                                  Other Annual        All Other
Principal Position                     Year      Salary      Bonus        Compensation (1)   Compensation
------------------                     ----      ------      -----        ----------------   ------------
E.L. Spencer, Jr.,                     2001     $175,128    $ 27,500       $  -0-            $  28,425(2)
Chairman, CEO and Director             2000      175,197      25,000(5)       -0-               28,800(2)
of the Company and Chairman            1999      167,200        -0-           -0-               27,315(2)
and Director the Bank

Robert W. Dumas,                       2001      134,818      30,000          -0-               15,139(3)
President and CEO of the Bank          2000      127,032      22,000(5)       -0-               14,120(3)
and Director of the Bank and the       1999      120,910        -0-           -0-               14,492(3)
Company

John C. Ham,                           2001      125,551      16,520          -0-                3,893(4)
Executive Vice President of the        2000      122,613        -0-           -0-                4,218(4)
Bank                                   1999      117,333      18,000          -0-                1,467(4)

Terrell E. Bishop,                     2001      103,999      20,500          -0-                3,133(4)
Senior Vice President of the Bank      2000       96,895        -0-           -0-                3,432(4)
                                       1999       91,881      17,500          -0-                2,818(4)

Jo Ann Hall,                           2001      102,190      20,500          -0-                3,135(4)
Senior Vice President of the Bank      2000       96,121        -0-           -0-                3,409(4)
                                       1999       91,881      17,500          -0-                2,791(4)

__________
(1) Excludes certain personal benefits, the total value of which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the reporting persons.
(2) Includes Company contributions or other allocations to the 401(k) Plan of $5,250, $5,250 and $5,000; and Board of Directors and Board committee fees of $23,175, $23,550 and $22,315, respectively, for the years 2001, 2000 and
    1999.
(3) Includes Company contributions or other allocations to the 401(k) Plan of $4,189, $4,470 and $3,627, respectively, for the years 2001, 2000 and 1999;
    and Board of Directors and Board committee fees of $10,950, $9,650 and $10,865, respectively, for the years 2001, 2000 and 1999.
(4) Represents Company contributions and other allocations to the 401(k) Plan.
(5) Represents a bonus paid in May 2000 as a result of the Bank's performance in 1999 and after the results of a regulatory review conducted in the first quarter of 2000.


                          COMPENSATION COMMITTEE REPORT

Overview

     The Company has a Personnel and Salary Committee ("Compensation Committee") which is composed entirely of individuals who are outside directors and which functions as a joint committee of the Company and Bank Board of Directors. The Compensation Committee fully supports the Company's philosophy that the relationship between pay and performance is fundamental to a compensation program. Executive officer compensation is composed of base salary, annual cash bonuses, and eligibilty to receive awards under the Company's Long-Term Incentive Plan. Executive officer compensation is based not only on individual performance and contributions, but also total Company performance relative to profitability measures and shareholder interests. The Compensation Committee periodically reviews and revises salary ranges and total compensation programs for officers and employees and uses salary survey and other outside sources to develop salary ranges based upon current surveys of peer group market salaries for specific positions. The peer group that the Company analyzes in determining officer and employee compensation consists of similarly situated banking organizations in the Southeast ranging in asset size of $300 million to $500 million and other banks that are direct competitors with the Company in its markets. The Compensation Committee intends executive officer compensation to be fair and competitive in order to recruit and retain quality personnel.

Base Salary

     The Company's general philosophy is to provide base pay that is competitive with other banks and bank holding companies of similar size in the Southeast. In establishing executive officer salaries and increases, the Compensation Committee considers individual performance, the relationship of base pay to the existing salary market and responsibility and duties. Changes in base pay are recommended by the Chief Executive Officer of the Bank and are evaluated and approved by the Compensation Committee, and ratified by the full Board of Directors. The Compensation Committee formally reviews the base compensation paid to executive officers in January of each year.

Annual Cash Bonuses

     The Company utilizes cash bonuses to better align pay with individual and Company performance. Cash bonuses are based on overall financial performance and profitability of the Company as compared to the Company's financial performance objectives, and the performance of the individual. The performance objectives promote a group effort by all officers and key managers. Once these thresholds are attained, the Compensation Committee, based in part upon recommendations of the Chief Executive Officer of the Bank, may consider and approve awards. The full Board of Directors approves the awards recommended by the Compensation Committee. This philosophy assists in overall better control of expenses associated with salary increases by reducing the need for significant annual base salary increases as a reward for past performance, and places more emphasis on annual profitability and the potential rewards associated with future performance. Market information regarding salaries is used to establish competitive rewards that are adequate to motivate strong individual performance during the year.

Long-Term Incentives

     No awards were granted under the Company's Long-Term Incentive Plan prior to 2002. Stock options and other awards eligible for grant under the plan are designed to motivate sustained high levels of individual performance and align the interests of key employees with those of the Company's shareholders by rewarding based on overall financial performance and profitability of the Company as compared to the Company's financial performance objectives, and the performance of the individual. Upon the recommendation of the Chief Executive Officer of the Bank and the Compensation Committee, and subject to approval by the Board of Directors, stock options may be awarded to those key officers who have made superior contributions to Company profitability as measured and reported against the Company and individual performance goals established at the beginning of the year.

Chief Executive Officer of the Company Compensation

     E.L. Spencer, Jr. is the current Chief Executive Officer of the Company. Mr. Spencer's compensation awards in 2001 were based upon the Compensation Committee's assessment of the Company's financial and non-financial performance and Mr. Spencer's individual performance. The Company's performance exceeded its asset growth and profitability goals for 2001. In addition, the Company also continued to excel in non-financial performance areas, as the Company successfully addressed its policy objectives relating to customers, employees and communities.

Policy Relative to Code Section 162(m)

     The Omnibus Budget Reconciliation of 1993 disallows the deduction for certain annual compensation in excess of $1 million paid to certain executive officers of the Company, unless the compensation qualifies as "performance-based" under Section 162(m) of the Internal Revenue Code. It is the Committee's intent to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market of executive talent. At this time, based upon executive compensation levels, the Company does not appear to be at risk of losing deductions under the $1 million deduction limit. As a result, the Compensation Committee has not yet established a formal policy regarding this limit.

                                             Terry W. Andrus
                                             Anne May
                                             Emil F. Wright, Jr.


                                PERFORMANCE GRAPH

     The following line-graph compares the cumulative, total return on the Company's Class A Common Stock from December 31, 1996 to December 31, 2001, with that of the Nasdaq Index and Southeastern Bank Index (assuming a $100 investment on December 31, 1996). Cumulative total return represents the change in stock price and the amount of dividends received over the indicated period, assuming the reinvestment of dividends.

                            Total Return Performance

                                     [GRAPH]


                                        Comparison of Five Year Cumulative Total Return
     ----------------------------------------------------------------------------------------------------------------
                                                  1996         1997       1998        1999       2000        2001
     ----------------------------------------------------------------------------------------------------------------
     Auburn National Bancorporation, Inc.          100         173         228        193         143        162
     ----------------------------------------------------------------------------------------------------------------
     Southeastern Bank Index                       100         148         154        140         139        165
     ----------------------------------------------------------------------------------------------------------------
     Nasdaq Index                                  100         122         173        321         193        153
     ----------------------------------------------------------------------------------------------------------------

                                 RETIREMENT PLAN

     The Company has established the 401(k) Plan which covers substantially all employees. Participants become 20% vested in their accounts after two years of service with an additional 20% vesting each year until the participant is 100% vested after six years of service. Contributions to the 401(k) Plan are determined by the Board of Directors based principally on the Company's earnings. Company contributions to the 401(k) Plan amounted to $87,882 and $91,611 in 2001 and 2000, respectively.

                 CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

     Various Company and Bank directors, officers, and their affiliates, including corporations and firms of which they are directors or officers or in which they and/or their families have an ownership interest, are customers of the Company and the Bank. These persons, corporations, and firms have had transactions in the ordinary course of business with the Company and the Bank, including borrowings, all of which, in the opinion of management, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectability or present other unfavorable features. The Company and the Bank expect to have such transactions, on similar terms, with its directors, officers, and their affiliates in the future. The aggregate amount of loans outstanding by the Bank to directors, executive officers, and related parties of the Company or the Bank as of December 31, 2001 was approximately $6,249,000, which represented approximately 17.4% of the Company's consolidated shareholders' equity on that date.

     None of the directors of the Company serve as an executive officer of, or own, or during 2001 owned, of record or beneficially, in excess of 10% equity interest in any business or professional entity that has made or received during 2001, or proposes to make or receive in 2002, payments to or from the Company or the Bank for property or services in excess of 5% of the Company's consolidated gross revenues for 2001, or in excess of 5% of such other business or professional entity's consolidated gross revenues for 2001.

                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     The Company is subject to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires the Company's officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater-than-10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of Forms 3, 4 and 5 furnished to the Company during and with respect to 2001, or written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to the Company's and the Bank's officers, Directors and greater-than-10% beneficial owners were complied with during 2001.

                                  PROPOSAL TWO
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed KPMG, independent certified public accountants, as independent auditors for the Company and its subsidiary for the current fiscal year ending December 31, 2002, subject to ratification by the shareholders. KPMG has served as independent auditors for the Company, its predecessor, and its subsidiary since 1985 and has advised the Company that neither the firm nor any of its partners has any direct or material interest in the Company and its subsidiaries except as auditors and independent certified public accountants of the Company.

     A representative of KPMG will be present at the Meeting, will be given the opportunity to make a statement on behalf of the firm if he so desires and will be available to respond to appropriate questions from shareholders.

     The appointment of KPMG will be ratified by the shareholders if the votes cast by the holders of the shares of Common Stock having voting power represented at the meeting and entitled to vote on the matter favoring the action exceed the votes cast in opposition to thereto.

     The Board of Directors recommends a vote "FOR" ratification of the appointment of KPMG as independent auditors for the fiscal year ending December 31, 2002, and the enclosed Proxy, if properly completed and returned, will be so voted unless a shareholder executing the Proxy specifically votes against this proposal or abstains from voting by marking the appropriately designated block on the Proxy.

                             AUDIT COMMITTEE REPORT

     Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independent Standards Board Standard No. 1 (Independent Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based upon the Audit Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                                      Terry W. Andrus
                                      J.E. Evans
                                      David Housel

Audit Fees

     The aggregate fees billed by KPMG for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the limited reviews of the financial statements included in the Company's Forms 10-Q filed during 2001 were $86,250.

Financial Information Systems Design and Implementation Fees

     No fees were billed by KPMG nor services rendered to the Company during the fiscal year ended December 31, 2001, in connection with operating, or supervising the operation of, the Company's information system or managing the Company's local area network and designing or implementing a hardware or software system that aggregates source data underlying the Company's financial statements or generates information that is significant to the Company's financial statements.

All Other Fees

     The aggregate fees billed by KPMG for services rendered to the Company during the fiscal year ended December 31, 2001, for all services other than those described above were $12,800. These fees were attritibutable to tax services provided by KPMG.

Audit Committee Review

     The Company's Audit Committee has reviewed the services rendered and the fees billed by KPMG for the fiscal year ended December 31, 2001. The Audit Committee has determined that the services rendered and the fees billed last year that were not related to the audit of the Company's financial statements are compatible with the independence of KPMG as the Company's independent accountants.

                                  OTHER MATTERS

     The Company knows of no other matters to be brought before the Meeting. However, if any other proper matter is presented, the persons named in the enclosed form of Proxy intend to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                          AVAILABILITY OF ANNUAL REPORT

     Copies of the Company's Annual Report for the year ended December 31, 2001, have been provided to each shareholder. Upon the written request of any person whose Proxy is solicited by this Proxy Statement, the Company will furnish to such person without charge (other than for exhibits) a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, including financial statements and schedules thereto, as filed with the SEC. Such requests should be directed to Joyce Aderholdt, Shareholder Relations, Auburn National Bancorporation, Inc., P.O. Box 3110, Auburn, Alabama, 36831-3110.

                  SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the Company's 2003 annual meeting must be received by the Company by December 31, 2002, in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

                                OTHER INFORMATION

Proxy Solicitation Costs

     The cost of soliciting Proxies for the Meeting will be paid by the Company. In addition to the solicitation of shareholders of record by mail, telephone, facsimile, or personal contact, the Company will contact brokers, dealers, banks, or voting trustees or their nominees who can be identified as record holders of Common Stock; such holders, after inquiry by the Company, will provide information concerning quantities of proxy materials and 2001 Annual Reports needed to supply such information to beneficial owners, and the Company will reimburse such persons for the reasonable expenses of mailing proxy materials and 2001 Annual Reports to such persons.


                                        By Order of the Board of Directors

                                        /s/ E.L. Spencer, Jr.
                                        ---------------------------
                                        E.L. Spencer, Jr.
                                        Chairman

April 12, 2002

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE


                                REVOCABLE PROXY
                      AUBURN NATIONAL BANCORPORATION, INC.

                      2002 ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 14, 2002

KNOW BY ALL MEN BY THESE PRESENTS, that the undersigned shareholder of Auburn National Bancorporation, Inc., Auburn, Alabama (the "Company"), hereby revoking any proxy heretofore given, does hereby nominate, constitute, and appoint E.L. Spencer, Jr., Emil F. Wright, Jr., and Terry W. Andrus or either one of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution, for the undersigned and in the undersigned's name, place, and stead, to vote all of the shares of common stock of the Company standing in the undersigned's name, on its books on February 28, 2002, and that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the AuburnBank Center, 132 N Gay Street, Auburn, Alabama at 3:00 p.m. local time, on Tuesday, May 14, 2002, and at any adjournments thereof (the "Meeting"), with all the powers the undersigned would possess if personally present as follows:




                                           -------------------------------------
  Please be sure to sign and date          Date
    this Proxy in the box below.
--------------------------------------------------------------------------------


-------- Shareholder sign above -------- Co-holder (if any) sign above ---------


                                                        With-        For all
                                           For          hold         Except
1. To elect six directors for one-year     [_]          [_]           [_]
   terms (Proposal 1)

Nominees: E.L. Spencer, Jr.        Terry W. Andrus
          J.E. Evans               Anne M. May
          Emil F. Wright, Jr.      Robert W. Dumas

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the name of the nominee(s) in the space provided below.

________________________________________________________________________________

                                           For        Against       Abstain
2. To ratify the appointment of KPMG       [_]          [_]           [_]
   LLP as independent auditors for the
   Company for the fiscal year ending
   December 31, 2002.

3. The Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, or any adjournments of the meeting, in accordance with the determination of a majority of the Corporation's Board of Directors.

Please check box if you plan to attend the                            [_]
May 14, 2002 Annual Stockholders Meeting.

   The proxy will be voted as directed by the undersigned shareholder. Unless contrary direction is given, this proxy will be voted FOR the election of the nominees listed in Proposal 1, FOR the ratification of KPMG LLP, and in accordance with the determination of a majority of the Board of Directors as to any other matters. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Corporation either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

--------------------------------------------------------------------------------
  . Detach above card, sign, date and mail in postage paid envelope provided. .

                      AUBURN NATIONAL BANCORPORATION, INC.
________________________________________________________________________________
Please date and sign exactly as your name(s) appear(s) hereon. Each executor, administrator, trustee, guardian, attorney-in-fact, and any other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.

  If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
________________________________________________________________________________

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

____________________________________

____________________________________

____________________________________